EXHIBIT 10.1

VOTING AGREEMENT
THIS VOTING AGREEMENT (this “Agreement”) is entered into this 17th day of February, 2017, by and among FIRST MERCHANTS CORPORATION, an Indiana corporation (“First Merchants”), and the undersigned shareholders or optionholders (each, a “Shareholder”, and collectively, the “Shareholders”) of INDEPENDENT ALLIANCE BANKS, INC., an Indiana corporation (“IALB”).
W I T N E S S E T H:
In consideration of the execution by First Merchants of the Agreement and Plan of Reorganization and Merger between First Merchants and IALB of even date herewith (the “Merger Agreement”), the undersigned Shareholders of IALB hereby agree that each of them shall cause all IALB common shares owned by him/her of record and beneficially, including, without limitation, all shares owned by him/her individually, all shares owned jointly by him/her and his/her spouse, all shares owned by any minor children (or any trust for their benefit), all shares owned by any business of which any of the Shareholders who are directors are the principal shareholders (but in each such case only to the extent the Shareholder has the right to vote or direct the voting of such shares), and specifically including all shares shown as owned directly or beneficially by each of them on Exhibit A attached hereto or acquired subsequently hereto (collectively, the “Shares”), to be voted in favor of the merger of IALB with and into First Merchants in accordance with and pursuant to the terms of the Merger Agreement at the annual or special meeting of shareholders of IALB called for that purpose. Notwithstanding any other provision of this Agreement to the contrary, each Shareholder shall be permitted to vote such Shares in favor of another Acquisition Proposal (as such term is defined in the Merger Agreement) that is submitted for approval by the shareholders of IALB if both of the following shall have occurred: (a) IALB’s Board of Directors has approved such Acquisition Proposal and recommended such Acquisition Proposal to IALB’s shareholders in accordance with Section 7.5 of the Merger Agreement and (b) the Merger Agreement has been terminated in accordance with Section 10.1(f) thereof.
Each of the Shareholders further agrees and covenants that he/she shall not sell, assign, transfer, dispose or otherwise convey, nor shall he/she cause, permit, authorize or approve the sale, assignment, transfer, disposition or other conveyance of, any of the Shares or any interest in the Shares to any other person, trust or entity (other than IALB) prior to the annual or special meeting of shareholders of IALB called for the purpose of voting on the Merger Agreement without the prior written consent of First Merchants, such consent not to be unreasonably withheld in the case of a gift or similar estate planning transaction (it being understood that First Merchants may decline to consent to any such transfer if the person acquiring such Shares does not agree to take such Shares subject to the terms of this Agreement).
This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana, without regard to conflict of laws provisions thereof. This Agreement may be executed in counterparts, each of which (including any facsimile or Adobe PDF copy thereof) shall be deemed to be an original, but all of which shall constitute one and the same agreement. It is understood and agreed that Shareholders who execute this Agreement shall be bound hereby, irrespective of whether all Shareholders execute this Agreement. The obligations of each of the Shareholders under the terms of this Agreement shall terminate contemporaneously with the termination of the Merger Agreement.
Notwithstanding any other provision hereof, nothing in this Agreement shall be construed to prohibit a Shareholder, or any officer or affiliate of a Shareholder who is or has been designated a member of IALB’s Board of Directors, from taking any action solely in his or her capacity as a member of IALB’s Board of Directors or from exercising his or her fiduciary duties as a member of IALB’s Board of Directors to the extent specifically permitted by the Merger Agreement.
[Signatures appear on following pages.]

IN WITNESS WHEREOF, First Merchants and each of the undersigned Shareholders of IALB have made and executed this Agreement as of the day and year first above written, and First Merchants has caused this Agreement to be executed by its duly authorized officer.

FIRST MERCHANTS CORPORATION By: /s/ Michael C. Rechin Michael C. Rechin, President and Chief Executive Officer

SHAREHOLDERS
/s/ Brent L. Clifton Brent L. Clifton	/s/ Douglas F. LeMaster, Jr. Douglas F. LeMaster, Jr.
/s/ Karl R. LaPan Karl R. LaPan	/s/ Michael C. Marhenke Michael C. Marhenke
/s/ Ann C. McPherren Ann C. McPherren	/s/ Kathryn A. Brogan Kathryn A. Brogan
/s/ Robert L. Caley Robert L. Caley	/s/ William S. Ogden William S. Ogden
/s/ Charles R. Schrimper Charles R. Schrimper	/s/ James A. Witmer James A. Witmer

EXHIBIT A
LISTING OF SHARES

Name	Amount
Brent L. Clifton	25,479
Douglas F. LeMaster, Jr.	34,187
Karl R. LaPan	6,500
Michael C. Marhenke	23,141
Ann C. McPherren	10,974
Kathryn A. Brogan	11,194
Robert L. Caley	29,141
William S. Ogden	4,787
Charles R. Schrimper	5,787
James A. Witmer	4,604
TOTAL	155,794